1 Patriot Financial Partners, L.P. Exchanges NewtekOne, Inc. Convertible Preferred Shares for Common Equity and Makes $10 Million Incremental Investment Boca Raton, FL, September 17, 2025 - NewtekOne, Inc. (“NewtekOne” or the “Company”) (NASDAQ: NEWT) and Patriot Financial Partners, L.P. (“Patriot”) announced today that they have completed a transaction pursuant to which in exchange for all of Patriot’s 20,000 shares of the Company’s convertible preferred stock, Series A, $0.02 par value per share (the “Series A Preferred Stock”) and $10.0 million in cash, the Company issued to Patriot 2,307,692 shares of its common stock, par value $0.02 per share (the “Common Shares”). With the exchange, Patriot relinquishes the right to convert the 20,000 shares of convertible preferred stock into 950,800 shares of common stock. The Common Shares were issued to Patriot in a private placement transaction in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. The Common Shares are subject to, among other things, a two-year transfer restriction. The transaction is expected to boost the Company’s common equity tier one capital (“CET1 capital”) and tier one capital by $30 million. In addition, on a pro forma basis as of June 30, 2025, the transaction grows CET1 capital from $256 million to $286 million. Moreover, the impact of this transaction, when combined with $48.357 million of net proceeds from the offering of depositary shares that closed August 20th, increases, on a pro forma basis as of June 30, 2025, tier one capital by $78.357 million from $256 million to $335 million and tangible book value per common share to approximately $10.74. Barry Sloane, NewtekOne’s Chairman, President, and Chief Executive Officer, commented, “We are pleased that one of our longer-term institutional shareholders expressed confidence in our business strategy and management team by exchanging the 20,000 shares of Series A Preferred Stock it originally acquired for $20 million and $10 million in cash for 2.3 million Common Shares, and agreeing to a two-year lock-up of the Common Shares. We believe the boost to capital and to the capital ratios and the accretion to tangible book value per share more than outweighs the EPS dilution associated with the newly issued shares. We appreciate our investment relationship with Patriot that is now approaching three years. Patriot’s knowledge and understanding of NewtekOne is supported by Patriot maintaining a seat on the board of directors of our bank subsidiary, Newtek Bank, N.A.”

2 Kirk Wycoff, Managing Partner of Patriot Financial Partners, said, “We are excited to exchange our Series A Preferred Stock for NewtekOne common equity, to make an additional $10 million investment in NewtekOne common shares, and to retain our position as a long-term shareholder. We have been impressed with NewtekOne’s operational execution since it converted to a financial holding company in early 2023.” Mr. Wycoff continued, “We believe that NewtekOne’s business strategy and operating model centered around technology, efficiency, and profitability is ideally situated to become one of the leading players in the industry in a constantly evolving banking environment and that NewtekOne and Newtek Bank have constructed an operating model the banking industry can follow.” About Patriot Financial Partners Patriot is a growth equity firm providing capital and strategic support to banks and financial services- related companies throughout the U.S. Patriot has invested $1.3 billion across 89 transactions since its founding in 2007. About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to independent business owners. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to independent business owners across all 50 states to help them grow their sales, control their expenses, and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Accounts Receivable Financing & Inventory Financing, Insurance Solutions and Payroll and Benefits Solutions. In addition, NewtekOne offers its clients the Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting and Web Services) provided by Intelligent Protection Management Corp. (IPM.com) Newtek®, NewtekOne®, Newtek Bank®, National Association, Your Business Solutions Company®, One Solution for All Your Business Needs® and Newtek Advantage® are registered trademarks of NewtekOne, Inc.

3 Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995 are based on the current beliefs and expectations of NewtekOne's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward- looking statements. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in our filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. The pro forma regulatory capital and financial information presented herein is provided for illustrative information purposes only and is not necessarily, and should not be assumed to be, an indication of the actual amounts of such measures that would have been achieved had the transaction been completed as of the date indicated, or that may be achieved as of any future dates or periods. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Bryce Rowe Telephone: (212) 273-8292 / browe@newtekone.com